January 23, 2014

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of HK Battery Technology Inc. (formerly Nevada Gold Holdings, Inc.) pertaining to our firm  included under Item 4.01 of Form 8-K dated January 23, 2014 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

1660 Highway 100 South

Suite 500

St. Louis Park, Minnesota  55416

630.277.2330